EXHIBIT 5.1



                      PARKER CHAPIN FLATTAU & KLIMPL, LLP
                               COUNSELLORS AT LAW
                          1211 AVENUE OF THE AMERICAS
                            NEW YORK, NY 10036-8735
                                 (212) 704-6000
                               FAX (212) 704-6288


                                                              June 14, 1999



Bentley Pharmaceuticals, Inc.
65 Lafayette Road
No. Hampton, NH 03862


                  Re:      Bentley Pharmaceuticals, Inc.
                           -----------------------------

Dear Sir or Madam:

                  We have acted as counsel to Bentley Pharmaceuticals, Inc. (the "Company") in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") relating to an aggregate of 2,002,489 shares of common stock, par value $.02 per share (the "Common Stock"), of the Company, to be sold by certain selling stockholders, as set forth on Annex A hereto, and as more particularly described in the Registration Statement.

                  In our capacity as counsel to the Company, we have examined the Company's Amended and Restated Articles of Incorporation and By-laws, as amended to date, the Company's proposed Certificate of Incorporation and Bylaws, as set forth in the Proxy Statement issued in connection with the 1999 Annual Meeting of Stockholders, and the minutes and other corporate proceedings of the Company, the Registration Statement and the exhibits thereto.

                  With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

Bentley Pharmaceuticals, Inc.
June 14, 1999
Page -2-


                  On the basis of the foregoing, we are of the opinion that:

                  (a) an aggregate of 672,489 shares of Common Stock of the Company to be sold by the selling stockholders set forth on Annex A hereto have been validly authorized and legally issued and are fully-paid and non-assessable;

                  (b) an aggregate of 40,000 shares of Common Stock of the Company issuable upon exercise of options granted to certain officers and directors of the Company and a former officer and director of the Company as set forth on Annex A, upon issuance and payment in accordance with the terms of the respective option contracts, will be legally issued, fully-paid and non-assessable; and

                  (c) an aggregate of 1,290,000 shares of Common Stock of the Company issuable upon exercise of certain warrants to be sold by the selling stockholders set forth on Annex A hereto, upon issuance and payment in accordance with the terms of the respective agreements, will be legally issued, fully-paid and non-assessable.

                  The following issuances are subject to the approval by the American Stock Exchange of the listing of additional shares of Common Stock: (i) 666,089 of the shares of Common Stock referred to in paragraph (a); (ii) all of the shares of Common Stock referred to in paragraph (b); and (iii) 1,140,000 of the shares of Common Stock referred to in paragraph (c).

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                         Very truly yours,


                                         /s/ Parker Chapin Flattau & Klimpl, LLP

                                         PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                                                         ANNEX A
                                                                         -------

                              SELLING STOCKHOLDERS

                                                       Maximum
                                                      Amount to
Selling Stockholder                                    be Sold
-------------------                                   ---------
Robert M. Stote (a)                                     15,000
Walter Light (c)                                       350,000
Plexus Ventures, Inc. (a)                               66,000
Ranald Stewart, Jr. (b)                                 40,000
Jeffery Harris (a)                                       6,400
Dominick & Dominick (c)                                425,000
Kinexsys (c)                                            40,000
Baytree Associates, Inc. (c)                            25,000
Conrex Pharmaceutical Corporation (a)                  359,282
Yungtai Hsu (a)(c)                                     675,807


----------------------
(a) Refers to paragraph (a) of the Parker Chapin Flattau & Klimpl, LLP, opinion to Bentley Pharmaceuticals, Inc., dated June 14, 1999 (the "Opinion").

(b)      Refers to paragraph (b) of the Opinion.

(c)      Refers to paragraph (c) of the Opinion.